EQUITABLE
☐Equitable Financial Life Insurance Company
☐Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte NC 28201-1047
Guaranteed Issue Application for Individual Life Insurance
Section A: Select the appropriate box
☐ Employer Owned—Proposed Insured part of group with Multiple Proposed Insureds
(If this box is checked, complete Section I only. Each Proposed Insured must complete the Consent to Insurance Application Supplement.)
☐ Proposed Insured—Employee Owner or Single Proposed Insured—Employee Owned/Individual, Trust Owned/Other Single Owner Arrangement (If this box is checked, the Proposed Insured and Owner must complete Sections I and II, date and sign the application as well.)
Will this policy be subject to a Restrictive Executive Bonus Agreement? ☐ Yes ☐ No STOP (If “Yes”, please submit a completed Life Insurance Policy Restrictive Agreement form.)
Section I – Proposed Owner
If Employer is Owner, complete the below and the Entity Owner Questionnaire. If Trust is Owner, complete the below and the Trust Questionnaire.
1. Owner Name
2. Address
City County State Zip
(If a P.O. Box, please provide physical address in Remarks section)
3. Relationship to Proposed Insured
4. ☐ SSN ☐ TIN ☐ ITIN
5. Person(s) authorized to act on behalf of Owner
Name Title Phone Number Email Address Name Title Phone Number Email Address
6. If Third Party Administrator (TPA) is authorized person to act on behalf of Owner, include Name and Contact Information. Name Phone Number Address Email Address
STOP Complete questions 7 to 9 only if Individual Owners.
7. Do you have a driver’s license? ☐ Yes ☐ No (If “Yes”, provide license #, state and expiration date.)
Number State Expiration Date (mm/dd/yyyy) If “No”, do you have a government issued ID? ☐ Yes ☐ No If “Yes” to government issued ID, type of ID Gov’t ID #
8. Date of birth (mm/dd/yyyy)
9. Are you a U.S. Citizen? ☐ Yes ☐ No STOP (If “No”, please complete the Foreign Residence/Travel Questionnaire.)
X04767_ICC
ICC24-GI-App Page 1 of 7 ICC24-GI-App (8/25)

Section II – Proposed Insured (This section is not for Employer owned cases)

10. Name (First, Middle, Last) ______

11. Primary Address ______

City ______ County ______ State ______ Zip ______

12. Date of Birth (mm/dd/yyyy) ______

13. Place of Birth (Country/State) ______

14. Cell/Mobile Number ______ Preferred Telephone Number (if other than cell) ______

15. Email Address ______

16. SSN ______

17. Gender ☐ Male ☐ Female

18. Job Title ______

19. Work site address ______

City ______ State ______ Zip ______

20. Driver's License# ______ State ______ Exp. Date (mm/dd/yyyy) ______

If no DL, provide Government ID# ______ State ______ Exp. Date (mm/dd/yyyy) ______

21. Are you a U.S. Citizen? ☐ Yes ☐ No STOP (If "No", please complete the Foreign Residence/Travel Questionnaire.)

22. Are you a member of the Armed Forces, including the reserves? ☐ Yes ☐ No (If "Yes", please submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces.)

23. Are you, the Proposed Insured, either (1) a senior military, governmental or political official in a non-U. S. country, or (2) closely associated with or an immediate family member of such official? ☐ Yes ☐ No (If "Yes", identify the name of the official, office held and country.) ______

Underwriting Questions

24. During the previous three (3) months have you, the Proposed Insured, engaged in active full-time employment (at least 30 hours per week in a normal capacity) and, in particular, not been hospitalized or absent from work due to illness or accident for more than five (5) consecutive working days? ☐ Yes ☐ No (If "No", give details below.)

______

______

25. Are you, the Proposed Insured, actively at work on the date this application form is signed? ☐ Yes ☐ No

26. Have you used any tobacco/nicotine products(s) in the last 10 years? ☐ Yes ☐ No If "Yes", complete the below chart for all products used, including date of last use.

Product Type(s)	**Amount and Frequency** Indicate amount and frequency of use	**Indicate date last used (mm/dd/yyyy)**
☐ Cigarettes	# ______ ☐ Pk(s) ☐ Single per ☐ Day ☐ Month ☐ Year	
☐ Cigars ☐ Cigarillos	# ______ ☐ Pk(s) ☐ Single per ☐ Day ☐ Month ☐ Year	
☐ Pipe ☐ Chewing Tobacco ☐ Nicotine Patch or Gum		
☐ E-cigarettes/Vaping		
☐ Hookah		
☐ Other		

ICC24-GI-App Page 2 of 7

REMARKS
When providing details to questions, please reference question number. If additional space is needed, attach additional sheet(s) of paper with your name and signature.

Other Insurance

27. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or other person or entity? ☐ Yes ☐ No

28. Including any policies and riders with the Company checked above or its affiliates, and any other life insurance company, will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 27 and 28 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐Y ☐N	☐Y ☐N	
				☐Y ☐N	☐Y ☐N	
				☐Y ☐N	☐Y ☐N	

Section III – Plan

	IUL	VUL
29.	Product Name:	Product Name:
30.	Face Amount $ ____________	Face Amount $ ____________
31.	Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value)	Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value)
32.	Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test	Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test
	IUL Investment Options Supplement required	*Required for VUL Investment Options Supplement* *Required for COIL Institutional Series Investment Options Supplement*
33.	**Optional Benefits/Riders (As available by Product)**	**Optional Benefits/Riders (As available by Product)**
	☐ Disability Waiver/Monthly Deductions* ☐ Cash Value Plus Rider ☐ Return of Premium Death Benefit Premium* %________ (15% to 100%) Accumulation %________ (0% to 6%) ☐ Long-Term Care Services Rider* STOP *(Complete LTCSR questionnaire)* ☐ Charitable Legacy Rider ** * *These Riders are not guaranteed issue and will be subject to underwriter review and approval.* ***Complete Charitable Beneficiary Information in the chart below.*	☐ Disability Waiver/Monthly Deductions* ☐ Cash Value Plus Rider ☐ Long-Term Care Services Rider* STOP *(Complete LTCSR questionnaire)* ☐ Integrated Term Insurance Rider - ITR Face Amount $________ - Target Amount $________ *(Base Face Amount plus ITR Face Amount)* ☐ Charitable Legacy Rider ** * *These Riders are not guaranteed issue and will be subject to underwriter review and approval.* ***Complete Charitable Beneficiary Information in the chart below.*

ICC24-GI-App Page 3 of 7

34. Charitable Beneficiary Information
Name of Qualified Charitable Organization† Address 501(c) Tax ID†† %Share
† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.
†† Contact the charitable organization directly to get its 501(c) Tax ID No.
Section IV – Premium
35. a. Planned Periodic Premium Amount: $ b. Initial Premium $ 36. Premium Mode a. Direct Billing (By Mail) ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly b. Bank Draft* ☐ Quarterly ☐ Monthly Start Date (mm/dd/yyyy) Draft on day of the month (Voided Check Required)
*If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form. In lieu of voided check, use first premium check to set up Systematic Payment Plan c. Salary Allotment ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly d. Unit name Unit number Register Date (mm/dd/yyyy) If Allotter is not Proposed Insured, provide Name SSN/EIN/TIN e. Single Payment Amount $ (No further Premium billing will be sent.)
37. Billing Method ☐ Direct ☐ List Bill (Salary Allotment) ☐ Single (No further Premium billing will be sent) ☐ Other List Billing Payor Name SSN/EIN
Address Payor ☐ Insured ☐ Corporation ☐ Other 38. Backdate to save age ☐ Yes ☐ No Maximum of 6 months prior to application date. (Charges and Premiums for insurance coverage begin on the backdated Register Date. If bank draft is selected, multiple premiums may be deducted from your account.)
Source of Funds
39. Employer assets/funds (including policies on List/Salary Allotment billing where premiums are to be paid by employer)☐ Company Assets ☐ Other (please specify)
ICC24-GI-App Page 4 of 7

Section V – Beneficiary Information
40. Is the Beneficiary the same as the Owner? ¨ Yes ☐ No (If “No”, complete #40.)
41. If the policy is individually owned and no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed
Insured’s surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured’s estate. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. Total percentage must equal 100% for each category of beneficiary and be in whole numbers. Please use the Remarks section if you need to include additional beneficiaries in either category. (P = Primary, C = Contingent)
Beneficiary
☐ P ☐ C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email
☐ P ☐ C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email
☐ P ☐ C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email
ICC24-GI-App Page 5 of 7

EQUITABLE
☐Equitable Financial Life Insurance Company
☐Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Authorization/Agreement Signatures
Forming a Part of the Application for Life Insurance Authorization if Bank Draft is Elected
I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company checked on page 1 above and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company checked on page 1 above and/or any other affiliated companies upon
30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or Inadvertently, the Company checked on page 1 above and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.
Agreement
Each signer of this Application agrees that:
1) The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. The Company identified above may rely on them in acting on this application.
2) No insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person proposed for insurance is (are) living; (b) before any
Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed.
3) We shall not be bound by any information unless it is stated in this Application or any of its supplements or questionnaires.
4) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.
5) I (We) represent and certify to the Company checked on page 1 above and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.
Taxpayer Identification Number Certification
Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.
Fraud Disclosure
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.
ICC24-GI-App Page 6 of 7

Acknowledgements
I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.
PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN
COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.
☐ Guaranteed Issue Application for Individual Life Insurance
Supplements
☐ IUL Investment Options Supplement ☐ VUL Investment Options Supplement ☐ COIL Institutional Series Investment Options Supplement
Section C—Additional Underwriting Requirements and Questionnaires
☐ Foreign Residence and Travel Information ☐ Trust Owner Questionnaire
Questionnaire ☐ Long-Term Care Services Rider Questionnaire ☐ Entity Owner Questionnaire for New Business
Signatures
I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.
x
Signature of Proposed Insured Date (mm/dd/yyyy)
x
Signature of Proposed Owner or Applicant Signed in City, State Date (mm/dd/yyyy)
(If corporation, print firm’s name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)
Financial Professional to Complete This Section
Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No If ‘‘Yes,’’ is the information provided the Other Insurance section of the Application complete and accurate for the Proposed Insured and Proposed Owner(s)? ☐ Yes ☐ No If ‘‘No,’’ please provide details I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application and know of nothing affecting the risk that has not been recorded herein.
☐ I have witnessed the signature required on the fully completed Application. ☐ I have not witnessed the signature required on the fully completed Application. Please provide explanation:
Certification for VUL Policies only - Based on the information furnished by the Proposed Insured and Proposed Owner(s) in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company checked on Page 1 were used.
Financial Professional Signature – Required for All Applications
x
Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy) Print Financial Professional’s Name: License #: ICC24-GI-App Page 7 of 7